Exhibit 10.5

www.wns.com

AMENDMENT TO STANDARD EMPLOYMENT AGREEMENT

This AMENDMENT to Standard Employment Agreement (the “Agreement”) is dated as of October 14, 2015 by and between WNS Global Services Pvt. Ltd. having its principal place of business at Gate No:4, Plant 10, Godrej & Boyce Complex, Pirojshanagar, LBS Marg, Vikhroli (West), Mumbai 400079, Maharashtra, India (together with its affiliates and their respective successors and assigns, the “Company”) and R. Swaminathan (“Executive”) having permanent address at [REDACTED FOR PRIVACY] [REDACTED FOR PRIVACY]

Reference is made to the Standard Employment Agreement (the “Agreement”) dated November 29, 2010 by and between Company and Executive. The parties hereto wish to amend the Agreement in accordance with this Amendment.

THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

Section 15.1 (i) titled “Termination” is hereby deleted in its entirety and replaced with the following:

The Company may remove the Employee at any time without Cause from the position in which the Employee is employed hereunder upon not less than three months prior written notice to the employee or compensation in lieu thereof. However, the Company may with “cause” (as defined in clause 1.1 (c) hereinabove) immediately terminate the service of the Employee and/or this Agreement, if the Employee is found to be in material breach of any of the terms of this Agreement and/or the Non-Disclosure Agreement.

In addition, in the event of the Employee being terminated without Cause in accordance with Section 15.1 (i) subject to Employee’s execution and non-revocation of a binding Release and Employee’s continued compliance with the terms of this Agreement and/or the Non-Disclosure Agreement., Employee shall be entitled to the following payments and benefits from the Company (the “Severance”):

i.	continued payment of Employee’s Base Salary at the rate in effect as of the Date of Termination for a period of 6 months following the Date of Termination.

Except to the extent amended herein, all other terms and conditions of the “Agreement”, including any exhibits thereto, shall remain valid, subsisting and unchanged. In case of any conflict between this Amendment and the Agreement, the terms and conditions of this Amendment shall supersede the terms and conditions of the Agreement to the extent of such conflict.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

For WNS Global Services Pvt, Ltd

/s/ Keshav R. Murugesh
Keshav R. Murugesh
Group CEO

Accepted By	/s/ R. Swaminathan : R. Swaminathan

Signature & Date	:

WNS Global Services Pvt. Ltd, Plant No. 10, Gate No. 4, Godrej & Boyce Complex, Pirojshanagar, LBS Marg, Vikhroli (West),

Mumbai – 400 079, India Tel: +91 22 4095 2100 | Fax: +91 22 2518 8307

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